SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-8/A
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                             WORLD WIDE VIDEO, INC.
             (Exact name of registrant as specified in its charter)


 Colorado                                                  54-1921580
(State of Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                          Identification Number)


                             102A North Main Street
                            Culpeper, Virginia 22701
              (Address and Zip Code of principal executive offices)


                             World Wide Video, Inc.

                             2003 Stock Option Plan
                              (Full title of plan)


                                  John G. Perry
                                    President
                             102A North Main Street
                            Culpeper, Virginia 22701
                                  540-727-7551
(Name, address and telephone number, including area code, of agent for service)


Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                 Michael Littman
                                7609 Ralston Road
                                Arvada, CO 80002
                                 (303) 422-8127

                         CALCULATION OF REGISTRATION FEE

   Title of        Amount to be   Proposed        Proposed        Amount of
Securities to be    Registered     Maximum         Maximum     Registration Fee
                                 Offering Price   Aggregate
                                   Per Share*   Offering Price*
--------------------------------------------------------------------------------
Common Stock        20,000,000       $0.01          $200,000        $100.00
($0.0001 par value)

*  Estimated  pursuant  to  rule  457(c)
** Includes awards that may be granted pursuant to the foregoing plans and an indeterminate number of shares of Common Stock that may become issuable pursuant to the antidilution provisions of such plan.


                                     PART I
              INFORMATION REQUIRED IN SECTION 10(a) OF PROSPECTUS

ITEM  1.  PLAN  INFORMATION

     The documents containing the information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the document incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to Plan participants pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

                             World Wide Video, Inc.
                             102A North Main Street
                            Culpeper, Virginia 22701
                                  540-727-7551
                            John G. Perry, President


                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents previously filed with the Commission by the Company for purposes of the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-KSB for the year ended September 30, 2001;
     2. The Company's Quarterly Report on Form 10-QSB for the three months ended June 30, 2002;

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     3.  The  Company's  Quarterly  Report  on  Form 10-QSB for the three months ended March  30,  2002;
     4. The Company's Quarterly Report on Form 10-QSB for the three months ended December 31, 2001;
     5. The Company's Report on Form 8-K filed with the Commission on or about March 6th, 2001;
     6. The Company's Report on Form 8-K filed with the Commission on or about February 6th, 2001;
     7. The Company's Report on Form 8-K filed with the Commission on or about January 26th, 2001;

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part thereof.

ITEM  4.  DESCRIPTION  OF  SECURITIES

     Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The Company's By-Laws authorize the Company to indemnify any present or former director, officer, employee, or agent of the Company, or a person serving in a similar post in another organization at the request of the Company, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Colorado Business Corporation Act, public policy or other applicable law. Section 7-109-102 of the Colorado Business Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  applicable.

ITEM  8.  CONSULTANTS  AND  ADVISORS

     Not  applicable.

ITEM  9.  EXHIBITS

     Exhibit  No.                     Title
     ------------                     -----
         4.1              2003 Stock Option and Compensation Plan
         5.1              Opinion of Michael Littman, Esq.
        23.1              Consent of Thompson, Greenspon & Company, P.C.
        23.2              Consent of Michael Littman, Esq.
        24.1              Power of Attorney (included on page 7)


ITEM  10.  UNDERTAKINGS

(a)  The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed t hat which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered the rein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of t he Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Ex change Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any act ion, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culpeper, State of Virginia on the 10th day of October 2002.

                                         WORLD WIDE VIDEO, INC.


                                         /s/ John G. Perry
                                         ---------------------------------
                                         John G. Perry
                                         President

Exhibit  24.1

                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints John G. Perry, singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of World Wide Video, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ John G. Perry                                 October 4, 2002
------------------------------------------        -----------------
John G. Perry                                     Date
Chief Executive Officer, Principal
Accounting Officer and Director


/s/ Frank Mass                                  October 4, 2002
------------------------------------------      -----------------
Frank Maas                                      Date
Chairman of the Board, Vice President
of Engineering and Director

                                 October 4, 2002



VIA EDGAR

Securities and Exchange Commission 450 5th Street N.W.
Washington, D.C.  20549

Re:     World Wide Video, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

     On behalf of World Wide Video, Inc. (the "Registrant"), I hereby attach (via EDGAR) for filing under the Securities Act of 1933, as amended (the "Act"), the above-described Registration Statement. The filing fee in the amount of $100.00 has been paid.

     The Registrant understands that, pursuant to Rule 456 under the Act, the Registration Statement will become effective automatically upon filing.

     Should you have any questions with regard to the above, please call the undersigned at (540) 727-7551.

                                        Sincerely,

                                        /s/ John G. Perry
                                        ---------------------------
                                        John G. Perry
                                        President